As filed with the Securities and Exchange Commission on December 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-11

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HIGHLAND HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Governing Instruments)

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(571) 382-1700

(Address, Including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

James L. Francis

President and CEO

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(571) 382-1700

(571) 382-1751 (Facsimile)

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

David C. Wright, Esq.	Jay L. Bernstein, Esq.
Hunton & Williams LLP	Andrew S. Epstein, Esq.
Riverfront Plaza, East Tower	Clifford Chance US LLP
951 E. Byrd Street	200 Park Avenue
Richmond, Virginia 23219-4074	New York, New York 10166-0153
(804) 788-8200	(212) 878-8000
(804) 788-8218 (Telecopy)	(212) 878-8375 (Telecopy)

Approximate date of commencement of proposed sale to the public:    December 15, 2003.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-108671

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	5,750,000	$10.00	$57,500,000	$4,652

(1)	Includes 750,000 shares that may be purchased pursuant to an over-allotment option granted to the underwriters.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-108671) filed by Highland Hospitality Corporation (the “Company”) pursuant to the Act with the Securities and Exchange Commission (the “Commission”) on September 10, 2003, as amended, including the exhibits thereto, and declared effective by the Commission on December 15, 2003, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused to this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on December 16, 2003.

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ James L. Francis
James L. Francis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce D. Wardinski Bruce D. Wardinski	Chairman of the Board and Director	December 16, 2003

/s/ James L. Francis James L. Francis	President, Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2003

/s/ Douglas W. Vicari Douglas W. Vicari	Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 16, 2003

EXHIBIT INDEX

Exhibit Number		Exhibit Title

5.1	*	Opinion of Venable LLP

8.1	*	Opinion of Hunton & Williams LLP

23.1	*	KPMG LLP Consent

23.2	*	Venable LLP Consent (included in Exhibit 5.1)

23.3	*	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

23.4	*	PricewaterhouseCoopers LLP Consent

23.5	*	Deloitte & Touche LLP Consent

*	Filed herewith